CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Variable Insurance Company of our reports dated February 13, 2017, relating to the financial statements and financial highlights, which appear in Balanced Portfolio, Capital Growth Portfolio, Conservative Allocation Portfolio, Diversified Value Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth Portfolio, High Yield Bond Portfolio, International Portfolio, Mid-Cap Index Portfolio, Moderate Allocation Portfolio, Money Market Portfolio, REIT Index Portfolio, Short-Term Investment-Grade Portfolio, Small Company Growth Portfolio, Total Bond Market Index Portfolio and Total Stock Market Index Portfolio’s Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 6, 2017